UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

GOLDEN ENTERTAINMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	000-24993	41-1913991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6595 S Jones Blvd, Las Vegas, Nevada		89118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 893-7777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GDEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Entertainment, Inc. (the “Company”) held its 2020 annual meeting of shareholders on June 3, 2020 (the “Annual Meeting”), at which the Company’s shareholders voted on the matters set forth below.

PROPOSAL 1: Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Blake L. Sartini	22,051,793	159,442	3,463,504
Lyle A. Berman	21,965,475	245,760	3,463,504
Ann Dozier	21,973,427	237,808	3,463,504
Mark A. Lipparelli	22,077,182	134,053	3,463,504
Anthony A. Marnell III	20,709,190	1,502,045	3,463,504
Robert L. Miodunski	22,000,540	210,695	3,463,504
Terrence L. Wright	21,877,866	333,369	3,463,504

Each of the foregoing directors was elected.

PROPOSAL 2: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,892,608	252,617	66,010	3,463,504

The foregoing Proposal 2 was approved.

PROPOSAL 3: To Ratify the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,644,178	24,550	6,011	—

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN ENTERTAINMENT, INC.
(Registrant)

Date: June 4, 2020	/s/ Charles H. Protell
	Name:	Charles H. Protell
	Title:	President and Chief Financial Officer